EX-99.CERT 11b

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended December 31, 2011 of California Daily Tax Free Income Fund, Inc. (the “Company”).

Each of the undersigned officers of the Company hereby certify that, to the best of such officer’s knowledge:

(i) the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: February 27, 2012	/s/ Michael P. Lydon
Michael P. Lydon
President

Date: February 27, 2012	/s/ Joseph Jerkovich
Joseph Jerkovich
Treasurer and Assistant Secretary